                                                                  Execution Copy

================================================================================






                           ALLIANT ENERGY CORPORATION


                            (a Wisconsin corporation)


                        15,000,000 SHARES OF COMMON STOCK








                               PURCHASE AGREEMENT














Dated: July 1, 2003


================================================================================

                                Table of Contents
                                -----------------

                                                                                      Page
                                                                                      ----
SECTION 1.  Representations and Warranties ..........................................    2

     (a)    Representations and Warranties by the Company ...........................    2

            (i)     Compliance with Registration Requirements .......................    3

            (ii)    Incorporated Documents ..........................................    3

            (iii)   Independent Accountants .........................................    4

            (iv)    Financial Statements ............................................    4

            (v)     No Material Adverse Change in Business ..........................    4

            (vi)    Good Standing of the Company ....................................    5

            (vii)   Good Standing of Designated Subsidiaries ........................    5

            (viii)  Capitalization ..................................................    5

            (ix)    Authorization of Agreement ......................................    6

            (x)     Authorization and Description of Securities .....................    6

            (xi)    Absence of Defaults and Conflicts ...............................    6

            (xii)   Absence of Labor Dispute ........................................    7

            (xiii)  Absence of Proceedings ..........................................    7

            (xiv)   Accuracy of Exhibits ............................................    7

            (xvii)  Absence of Further Requirements .................................    7

            (xviii) Possession of Licenses and Permits ..............................    7

            (xix)   Title to Property ...............................................    8

            (xx)    Investment Company Act ..........................................    8

            (xxi)   Environmental Laws ..............................................    8

     (b)    Officer's Certificates ..................................................    9

SECTION 2.  Sale and Delivery to Underwriters; Closing ..............................    9

     (a)    Initial Securities ......................................................    9

     (b)    Option Securities .......................................................    9

     (c)    Payment .................................................................    9

     (d)    Denominations; Registration .............................................   10

SECTION 3.  Covenants of the Company ................................................   10

     (a)    Compliance with Securities Regulations and Commission Requests ..........   10

     (b)    Filing of Amendments ....................................................   11

     (c)    Delivery of Registration Statements .....................................   11

     (d)    Delivery of Prospectuses ................................................   11

     (e)    Continued Compliance with Securities Laws ...............................   11

     (f)    Blue Sky Qualifications .................................................   12

     (g)    Rule 158 ................................................................   12

     (h)    Use of Proceeds .........................................................   12

     (i)    Listing .................................................................   12

     (j)    Restriction on Sale of Securities .......................................   12

     (k)    Reporting Requirements ..................................................   13

     (l)    1935 Act Filings ........................................................   13

SECTION 4.  Payment of Expenses .....................................................   13

     (a)    Expenses ................................................................   13

     (b)    Termination of Agreement ................................................   13

SECTION 5.  Conditions of Underwriters' Obligations .................................   14

     (a)    Effectiveness of Registration Statement .................................   14

     (b)    Opinion of Counsel for Company ..........................................   14

     (c)    Opinion of Counsel for Underwriters .....................................   14

     (d)    Officers' Certificate ...................................................   14

     (e)    Accountant's Comfort Letter .............................................   15

     (f)    Bring-down Comfort Letter ...............................................   15

     (g)    Approval of Listing .....................................................   15

     (h)    No Objection ............................................................   15

     (j)    Conditions to Purchase of Option Securities .............................   15

            (i)     Officers' Certificate ...........................................   15

            (ii)    Opinion of Counsel for Company ..................................   16

            (iii)   Opinion of Counsel for Underwriters .............................   16

            (iv)    Bring-down Comfort Letter .......................................   16

     (k)    Additional Documents ....................................................   16

     (l)    Termination of Agreement ................................................   16

SECTION 6.  Indemnification .........................................................   16

     (a)    Indemnification of Underwriters .........................................   16

     (b)    Indemnification of Company, Directors and Officers ......................   17

     (c)    Actions against Parties; Notification ...................................   18

     (d)    Settlement without Consent if Failure to Reimburse ......................   18

SECTION 7.  Contribution ............................................................   19

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery ..........   20

SECTION 9.  Termination of Agreement ................................................   20

     (a)    Termination; General ....................................................   20

     (b)    Liabilities .............................................................   21

SECTION 10. Default by One or More of the Underwriters ..............................   21

SECTION 11. Notices .................................................................   21

SECTION 12. Parties .................................................................   22

SECTION 13. GOVERNING LAW AND TIME ..................................................   22

SECTION 14. Effect of Headings ......................................................   22

SECTION 15. Counterparts ............................................................   22

     SCHEDULES
          Schedule A  - List of Underwriters
          Schedule B  - Pricing Information
          Schedule C - List of Designated Subsidiaries

     EXHIBITS
          Exhibit A - Form of Opinion of Company's Counsel

                           ALLIANT ENERGY CORPORATION
                            (a Wisconsin corporation)

                        15,000,000 SHARES OF COMMON STOCK
                           (par value $0.01 per share)

                               PURCHASE AGREEMENT

                                                                    July 1, 2003

Banc of America Securities LLC
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Robert W. Baird & Co. Incorporated
Lehman Brothers Inc.
Wachovia Capital Markets, LLC
The Williams Capital Group, L.P.
       as Representatives of the several Underwriters
c/o    Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

     Alliant Energy Corporation, a Wisconsin corporation (the "Company"), confirms its agreement with Banc of America Securities LLC ("Banc of America"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Banc of America, Robert W. Baird & Co. Incorporated, Lehman Brothers Inc., Wachovia Capital Markets, LLC and The Williams Capital Group, L.P. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 2,250,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 15,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 2,250,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-104269) for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission, and the Company has filed such post-effective amendments thereto (or such preliminary prospectus or preliminary supplemental prospectus) as may be required under the 1933 Act and the 1933 Act Regulations, and each such post-effective amendment has been declared effective by the Commission. Such registration statement is referred to herein as the "Registration Statement;" and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the forms first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus;" provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), filed prior to the applicable date; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then all references to "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to
(i) any prospectus used before the Registration Statement became effective and
(ii) any prospectus that omitted the information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which are "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference, as of such applicable date, in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to the Registration Agreement, amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference, as of such applicable date, in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied or will comply, as the case may be, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Banc of America and Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or Prospectus (or any amendment thereto).

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)   Incorporated Documents.

                 (1) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (2) The description of regulatory matters to which the Company and its subsidiaries are subject, as disclosed in the Company's filings with the Commission under the 1934 Act and the 1934 Act Regulations and as incorporated by reference into the Registration Statement, is true and correct in all material respects, except to the extent such description in any specific filing has been superseded, updated or supplemented by such description in a subsequent filing under the 1934 Act or the 1934 Act Regulations made prior to the date hereof or by such description in the Prospectus.

          (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

          (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareowners' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business nor has there been any developments involving a prospective material adverse change of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, and (C) except for regular dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Wisconsin and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii) Good Standing of Designated Subsidiaries. Each "significant subsidiary" as defined in Rule 1-02 of Regulation S-X of the Company is listed on Schedule C hereto (each subsidiary on Schedule C shall be referred to herein as a "Designated Subsidiary" and, collectively, as the "Designated Subsidiaries"). Each Designated Subsidiary has been duly organized and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (except, in the case of Designated Subsidiaries that are Wisconsin corporations, for certain statutory liabilities that may be imposed by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law (the "WBCL") for unpaid employee wages) and (except for directors' qualifying shares and except as otherwise set forth in the Registration Statement) is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Designated Subsidiary was issued in violation of any preemptive or similar rights of any securityholder of such Designated Subsidiary. The only subsidiaries of the Company are (a) the Designated Subsidiaries listed on Schedule C hereto and (b) certain other subsidiaries which, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

          (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to existing reservations, agreements or employee benefit plans, pursuant to the exercise of convertible securities or options outstanding on the date hereof or pursuant to any dividend reinvestment plan). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable (except for certain statutory liabilities that may be imposed by Section 180.0622(2)(b) of the WBCL for unpaid employee wages); none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (ix) Authorization of Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable (except for certain statutory liabilities that may be imposed by Section 180.0622(2)(b) of the WBCL for unpaid employee wages); the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder (except for certain statutory liabilities that may be imposed by Section 180.0622(2)(b) of the WBCL for unpaid employee wages); and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") (except for such violations or defaults that would not result in a Material Adverse Effect); and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (x) the charter or by-laws of the Company or any of its subsidiaries (except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect) or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations (except for any such violations with respect to this clause (y) as would not, individually or in the aggregate, result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                  (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries' respective principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Absence of Proceedings. Except as disclosed in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect (A) the properties or assets of the Company and its subsidiaries or (B) the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required except that this Agreement will be filed as an exhibit to a Current Report on Form 8-K which shall be filed with the Commission in accordance with the 1934 Act and the 1934 Act Regulations prior to the filing of the Prospectus.

                  (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), such 1935 Act filings to be made by the Company.

                  (xvi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where the failure to possess any such Governmental Licenses would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xvii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, except where such would not have a Material Adverse Effect.

                  (xviii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be an "investment company" or an entity "controlled" by an investment company as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xix) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,250,000 shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven nor earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of the Company at 4902 North Biltmore Lane,

Madison, Wisconsin 53718, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Banc of America, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in New York, New York not later than noon (Eastern time) on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

             (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify the Representatives immediately and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies (one of which shall be manually signed) of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies (one of which shall be manually signed) of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and final prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the

         Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                  (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

                  (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Banc of America and Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

                (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                (l) 1935 Act Filings. The Company, shall timely file all notifications, forms and reports that may be required under the 1935 Act so as to permit the completion of the distribution and sale of the Securities as contemplated in this Agreement and in the Prospectus

         SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the reproduction and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto (provided that counsel fees in connection therewith do not exceed $5,000), (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

         (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters (provided that such out-of-pocket expenses, fees and disbursements do not exceed $200,000).

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy in all material respects of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance in all material respects by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                 (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations shall have been filed with the Commission in accordance with Rule 424(b).

                 (b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Foley & Lardner, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto. In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and of public officials.

                 (c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and of public officials.

                 (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, nor has there been any developments involving a prospective material adverse change of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that (i) there has been no such material adverse change or any developments involving a prospective material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

                 (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                 (f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

                 (g) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

                 (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                 (i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                 (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (ii) Opinion of Counsel for Company. The favorable opinion of Foley & Lardner, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

          (iii) Opinion of Counsel for Underwriters. The favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (iv) Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (j) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions (including but not limited to those referenced above) as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.

     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Banc of America and Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Banc of America and Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further that this indemnity agreement shall not inure to the benefit of any Underwriter or any person who controls such Underwriter on account of any such loss, liability, claim, damage or expense arising out of any such defect or alleged defect in any preliminary prospectus if a copy of the Prospectus (exclusive of the documents incorporated by reference therein) shall not have been given or sent by such Underwriter with or prior to the written confirmation of the sale involved to the extent that (i) the Prospectus would have cured such defect or alleged defect and (ii) sufficient quantities of the Prospectus were timely made available to such Underwriter.

     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Banc of America and Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Banc of America and Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In addition, the indemnifying party shall be entitled to, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of any claim or action brought against an indemnified party with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ one counsel (in addition to local counsel) to represent them and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 6 if, in the reasonable judgment of the Representatives, either (i) there is an actual or potential conflict between the position of the Company on the one hand and the Underwriters on the other hand or (ii) there may be defenses available to it or them that are different from or additional to those available to the Company (in any of which events the Company shall not have the right to direct the defense of such action on behalf of the Representatives with respect to such different defenses), in any of which events such reasonable fees and expenses shall be borne by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein; then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9. Termination of Agreement.

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, nor have there been any developments involving a prospective material adverse change of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred after the date hereof and prior to the Closing Time any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers,

Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery, as the case may be, to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 9 West 57th Street, New York, New York 10019, attention of Trevor Ganshaw, Managing

Director; and notices to the Company shall be directed to it at 4902 North Biltmore Lane, Madison, Wisconsin, 53718, attention of Thomas L. Hanson.

     SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT AND ALL DISPUTES, CONTROVERSIES OR CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR A BREACH HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall constitute a single instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                          Very truly yours,

                                          ALLIANT ENERGY CORPORATION


                                          By: /s/ Thomas M. Walker
                                              ----------------------------------
                                              Thomas M. Walker
                                              Executive Vice President,
                                              Chief Financial Officer

CONFIRMED AND ACCEPTED,
  as of the date first above written:

BANC OF AMERICA SECURITIES LLC
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
ROBERT W. BAIRD & CO. INCORPORATED
LEHMAN BROTHERS INC.
WACHOVIA CAPITAL MARKETS, LLC
THE WILLIAMS CAPITAL GROUP, L.P.

By: BANC OF AMERICA SECURITIES LLC


By: /s/ S. David McSweeney
    ----------------------------
    S. David McSweeney
    Managing Director


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED


By: /s/ Karl F. Schlopy
    ----------------------------
    Karl F. Schlopy
    Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

         Name of Underwriter                                           Number of
         -------------------                                            Initial
                                                                      Securities

Banc of America Securities LLC .....................................   4,800,000
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated ...........................................   4,800,000
Robert W. Baird & Co. Incorporated .................................   1,650,000
Lehman Brothers Inc. ...............................................   1,650,000
Wachovia Capital Markets, LLC ......................................   1,650,000
The Williams Capital Group, L.P. ...................................     450,000
                                                                      ----------
Total ..............................................................  15,000.000
                                                                      ==========

                                   SCHEDULE B

                           ALLIANT ENERGY CORPORATION

                        15,000,000 Shares of Common Stock
                           (Par Value $0.01 Per Share)

                     The initial public offering price per share for the Securities, determined as provided in Section 2, shall be $19.25.

                     The purchase price per share for the Securities to be paid by the several Underwriters shall be $18.48, being an amount equal to the initial public offering price set forth above less $0.77 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                   SCHEDULE C


Interstate Power and Light Company
Wisconsin Power and Light Company
Alliant Energy Resources, Inc.
Alliant Energy International, Inc.

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


         The Company is validly existing as a corporation under the laws of the State of Wisconsin.

         The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

         The Company is duly qualified as a foreign corporation to transact business and is in good standing in each domestic jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         The authorized capital stock of the Company is as set forth in the Prospectus; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable (except for certain statutory liabilities that may be imposed by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law (the "WBCL") for unpaid employee wages; and to the best of our knowledge, none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

         The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable (except for certain statutory liabilities that may be imposed by Section 180.0622(2)(b) of the WBCL for unpaid employee wages).

         To the best of our knowledge, the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

         Each Designated Subsidiary is validly existing as a corporation under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each domestic jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement and, to the best of our knowledge and information, all of the issued and outstanding common stock of each Designated Subsidiary is owned by the Company, directly or through subsidiaries, and the Company owns no other capital stock of any Designated Subsidiary, directly or through subsidiaries.

         The Company has all requisite corporate power and authority to execute and deliver the Purchase Agreement and to perform its obligations thereunder. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

         The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements, statistical data and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

         The form of certificate used to evidence the Common Stock complies in all material respects with all applicable requirements of the WBCL, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

         To the best of our knowledge based on our discussions with officers of the Company and other than as set forth in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary thereof is a party, or to which the property of the Company or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

         The information in the Prospectus under "Description of Capital Stock" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

         All descriptions in the Registration Statement of franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Company or any of its subsidiaries are a party, to the extent that they describe legal matters, are accurate in all material respects; and to the best of our knowledge, there are no such documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

         To the best of our knowledge and based upon our discussions with officers of the Company, neither the Company nor any Designated Subsidiary is in violation of its charter or by-laws and no default by the Company or any Designated Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

         No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any domestic court or governmental authority or agency, (other than such as have already been obtained and such as may be required under the applicable securities laws of the various jurisdictions in which the Securities will be offered or sold and the 1935 Act (solely with respect to filings required to be made with the Commission subsequent to the Closing Time), as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities.

         The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Designated Subsidiary pursuant to those agreements set forth on Schedule A hereto (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Designated Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any U.S. government, government instrumentality or court, having jurisdiction over the Company or any Designated Subsidiary or any of their respective properties, assets or operations.

         The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

         The Rights under the Company's Rights Agreement to which holders of the Securities will be entitled have been duly authorized and validly issued when issued with the Common Stock.

         The issuance of the Securities complies with all requirements of the Securities and Exchange Commission's Release No. 35-27448, 70-9891, dated as of October 3, 2001.

         Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment or supplement thereto (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering this opinion, we relied as to matters of fact (but not as to legal conclusions), to the extent we deemed proper, on certificates of responsible officers of the Company and public officials.

             SCHEDULE A TO THE FORM OF OPINION OF COMPANY'S COUNSEL

1. Indenture of Mortgage or Deed of Trust dated August 1, 1941, between Wisconsin Power and Light Company ("WP&L") and First Wisconsin Trust Company (n/k/a U.S. Bank National Association) and George B. Luhman (Robert T. Jones, successor), as Trustees.

2. Rights Agreement, dated January 20, 1999, between AEC (formerly Interstate Energy Corporation) and Wells Fargo Bank Minnesota, N.A., successor.

3. Indenture, dated as of June 20, 1997, between WP&L and Firstar Trust Company (n/k/a U.S. Bank National Association), as Trustee, relating to debt securities.

4. Officers' Certificate, dated as of June 25, 1997, creating the 7% debentures due June 15, 2007 of WP&L.

5. Officers' Certificate, dated as of October 27, 1998, creating the 5.70% debentures due October 15, 2008 of WP&L.

6. Officers' Certificate, dated as of March 1, 2000, creating the 7-5/8% debentures due March 1, 2010 of WP&L.

7. Credit Agreement, dated as of October 11, 2002, among WP&L, the Banks named therein and Citibank, N.A., as administrative agent.

8. Indenture of Mortgage and Deed of Trust, dated as of September 1, 1993, between Interstate Power and Light Company ("IP&L") (formerly Iowa Electric Light and Power Company ("IE")) and the First National Bank of Chicago (Bank One Trust Company, National Association, successor), as Trustee ("1993 Indenture").

9.       First through Fifth Supplemental Indentures to IP&L's 1993 Indenture.

10. Indenture of Mortgage and Deed of Trust, dated as of August 1, 1940, between IP&L (formerly IE) and the First National Bank of Chicago (Bank One Trust Company, National Association, successor), Trustee ("1940 Indenture").

11.      First through Sixty-Third Supplemental Indentures to IP&L's 1940
         Indenture.

12. Indenture or Deed of Trust, dated as of February 1, 1923, between IP&L (formerly IES Utilities Inc. ("IESU"), successor to Iowa Southern Utilities Company ("IS") as a result of the merger of IS and IE), and The Northern Trust Company (Bank One Trust Company, National Association, successor) and Harold H. Rockwell (Lawrence Dillard, successor), as Trustees ("1923 Indenture").

13. First through Twenty-Fourth Supplemental Indentures, dated May 1, 1940, through December 1, 1994, to IP&L's 1923 Indenture.

14. Indenture (for Unsecured Subordinated Debt Securities), dated as of December 1, 1995, between IP&L (formerly IESU) and The First National Bank of Chicago (Bank One Trust Company, National Association, successor), as Trustee.

15. Indenture (for Senior Unsecured Debt Securities), dated as of August 1, 1997, between IP&L (formerly IESU) and The First National Bank of Chicago (Bank of One Trust Company, National Association, successor), as Trustee.

16. Officers' Certificate, dated as of August 4, 1997, creating IP&L's 6-5/8% Senior Debentures, Series A, due 2009.

17. Officers' Certificate, dated as of March 6, 2001, creating IP&L's 6-3/4% Senior Debentures, Series B, due 2011.

18. Indenture of IP&L (successor to Interstate Power Company ("IPC") to JPMorgan Chase Bank (formerly The Chase Manhattan Bank) and Carl E. Buckley (James P. Freeman, successor), as Trustees, dated January 1, 1948 securing First Mortgage Bonds ("1948 Indenture").

19. First through Twenty-First Supplemental Indentures, dated January 1, 1948, through December 31, 2001, to IP&L's 1948 Indenture.

20. Credit Agreement, dated as of October 11, 2002, among IP&L, the Banks set forth therein, and Citibank, NA, as Administrative Agent.

21. Second Amended and Restated Credit Agreement dated as of September 17, 1987 between Arnold Fuel, Inc. and the First National Bank of Chicago (Bank One Trust, successor) and the Amended and Restated Consent and Agreement dated as of September 17, 1987 by IP&L (formerly IESU).

22. Indenture, dated as of November 4, 1999, among Alliant Energy Resources, Inc. ("AER"), Alliant Energy Corporation ("AEC"), as Guarantor, and Firstar Bank, N.A., as Trustee.

23. First Supplemental Indenture, dated as of November 4, 1999, among AER, AEC, as Guarantor, and Firstar Bank, N.A. (n/k/a U.S. Bank National Association), as Trustee.

24. Second Supplemental Indenture, dated as of February 1, 2000, among AER, AEC, as Guarantor, and Firstar Bank, N.A. (n/k/a U.S. Bank National Association), as Trustee.

25. Third Supplemental Indenture, dated as of November 15, 2001, among AER, AEC, as Guarantor, and Firstar Bank, N.A. (n/k/a U.S. Bank National Association), as Trustee.

26. Fourth Supplemental Indenture, dated as of December 26, 2002, among AER, AEC, as Guarantor, and U.S. Bank National Association, as Trustee.

27. 364-Day Credit Agreement, dated as of October 11, 2002, among AEC, the Banks named therein and Bank One, N.A., as administrative agent.

28. Credit Agreement dated as of December 20, 2002, among Whiting Petroleum Corporation, the financial institutions listed therein, Bank One, NA and Wachovia Bank, National Asociation.

29. First Amendment to Credit Agreement dated as of January 7, 2003, among Whiting Petroleum Corporation, Bank One, NA and the financial institutions party thereto,.